Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2014, relating to the consolidated financial statements and the supplemental schedule of investment property information of Brookfield Property Partners L.P.  (the “Partnership”) appearing in the Annual Report on Form 20-F of the Partnership for the year ended December 31, 2013.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants
Licensed Public Accountants
Toronto, Ontario
June 9, 2014